UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Fox Chase Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 12, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Fox Chase Bancorp, Inc.  The meeting will be held at The Buck Hotel, 1200 Buck Road, Feasterville, Pennsylvania on Tuesday, May 22, 2007 at 9:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on the operations of the Company.  Directors and officers of the Company, as well as representatives of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Thomas M. Petro
Thomas M. Petro
President and Chief Executive Officer

4390 Davisville Road
Hatboro, Pennsylvania 19040
(215) 682-7400

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m. on Tuesday, May 22, 2007

PLACE	The Buck Hotel
1200 Buck Road
Feasterville, Pennsylvania

ITEMS OF BUSINESS	(1) The election of two directors to serve for a term of three years.

(2) The approval of the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan.

(3) The ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

(4) Such other matters as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on April 2, 2007.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included with the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

/s/ Jerry D. Holbrook
Jerry D. Holbrook
Corporate Secretary

Hatboro, Pennsylvania
April 12, 2007

Fox Chase Bancorp, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fox Chase Bancorp, Inc. (the “Company”) to be used at the annual meeting of stockholders of the Company.  The Company is the holding company for Fox Chase Bank (the “Bank”).  The annual meeting will be held at The Buck Hotel, 1200 Buck Road, Feasterville, Pennsylvania on Tuesday, May 22, 2007 at 9:00 a.m., local time.  This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about April 12, 2007.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on April 2, 2007.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of the shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee.  As the beneficial owner, you have the right to direct your broker how to vote.

As of the close of business on April 2, 2007, there were 14,679,750 shares of Company common stock outstanding.  Each share of common stock has one vote.  The Company’s Charter provides that, for a period of five years from the date of the initial minority stock offering of shares of the Company’s common stock, a record owner of the Company’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

If you were a stockholder as of the close of business on April 2, 2007, you may attend the meeting.  However, if you held your shares in street name, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote By Fox Chase MHC

Fox Chase MHC, the mutual holding company for the Company, owned 55.5% of the outstanding shares of common stock of the Company as of April 2, 2007.  All shares of common stock owned by Fox Chase MHC will be voted in accordance with the instructions of the Board of Directors of Fox Chase MHC, the members of which are identical to the members of the Board of Directors of the Company.  Fox Chase MHC is expected to vote such shares “FOR” all three proposals.

Quorum and Vote Required

A majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is required to be represented at the meeting to constitute a quorum for the transaction of business.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of both nominees, withhold votes as to both nominees or withhold votes as to either nominee.  There is no cumulative voting for the election of directors.  Directors are elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.  Votes that are withheld will have no effect on the outcome of the election.

In voting to approve the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan, you may vote in favor of the proposal, against the proposal or abstain from voting.  To be approved, this matter requires the affirmative vote of a majority of the votes eligible to be cast at the annual meeting, including the shares held by Fox Chase MHC (“Vote Standard A”) and by the affirmative vote of a majority of the votes eligible to be cast at the annual meeting, excluding the shares held by Fox Chase MHC (“Vote Standard B”).  For Vote Standard A, abstentions and broker non-votes will have the same effect as a negative vote.  For Vote Standard B, abstentions and broker non-votes will have no effect on the voting.

In voting to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting.  To be approved, this matter requires the affirmative vote of a majority of the votes represented at the annual meeting and entitled to vote.  Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the voting.

Because Fox Chase MHC owns in excess of 50% of the outstanding shares of Company common stock, the votes it casts will ensure the presence of a quorum and determine the outcome of Proposal 1 (Election of Directors) and Proposal 3 (Ratification of Independent Registered Public Accountant Firm).

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends that you vote:

•                  FOR each of the nominees for director;

•                  FOR the approval of the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan; and

•                  FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the annual meeting.  If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the annual meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided such new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy.  The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

If you have any questions about voting, please contact our proxy solicitor, Regan & Associates, Inc. at (800) 737-3426.

Participants in the Fox Chase Bank ESOP or Fox Chase Bank 401(k) Plan

If you participate in the Fox Chase Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold Company common stock through the Fox Chase Bank 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”), you will receive voting instruction cards for both plans that reflect all shares you may vote under the plans.  Under the terms of the ESOP, the ESOP trustees vote all shares held by the ESOP, but each ESOP participant may direct the trustees how to vote the shares of common stock allocated to his or her account.  The ESOP trustees, subject to the exercise of their fiduciary responsibilities, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.  Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the voting of the shares in the Fox Chase Bancorp, Inc. Stock Fund credited to his or her account.  The trustee, subject to its fiduciary responsibilities, will vote all shares for which no instructions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions.  The deadline for returning your voting instructions is May 14, 2007.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations.  As part of this periodic corporate governance review, the Company’s Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees.  The Code of Ethics and Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest.  Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct.  A copy of the Code of Ethics and Business Conduct can be found in the Governance Documents portion of the Investor Relations section of the Company’s website at www.foxchasebank.com.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters.  These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.  The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and its committees.  Due to the formation of the Company on September 29, 2006, the Board of Directors held one meeting in 2006.  All of the current directors attended at least 75% of the total number of the Board meetings held and committee meetings on which such directors served during 2006.

Committees of the Board of Directors

The following table identifies our standing committees and their members.  All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, LLC, except for Mr. Petro, who sits on the Executive and Risk Management Committees.  The charters of all five committees are available in the Governance Documents portion of the Investor Relations section of the Company’s website at www.foxchasebank.com.

Director	Audit Committee		Compensation Committee		Executive Committee		Nominating and Governance Committee		Risk Management Committee
Roger H. Ballou	X		X				X
Richard E. Bauer	X		X	*	X
Todd S. Benning	X	*	X		X
Richard M. Eisenstaedt					X	*	X	*	X
Laura M. Mercuri							X		X
Anthony A. Nichols, Sr.	X		X		X
Thomas M. Petro					X				X	*
Peter A. Sears							X		X
Number of Meetings in 2006	2		2		3		1		2

* Denotes Chairperson

Audit Committee.  The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting, auditing, internal control structure and financial reporting matters, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations.  The Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence.  The Board of Directors has designated Todd S. Benning as an audit committee financial expert under the rules of the Securities and Exchange Commission.  Mr. Benning is independent under the listing standards of the Nasdaq Stock Market, Inc. applicable for audit committee members.  The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement.  See “Audit Committee Report.”

Compensation Committee.  The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Company’s senior management and conducts the performance review of the Chief Executive Officer.  The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  The Committee also assists the Board of Directors in evaluating potential candidates for executive positions.  See “Compensation Discussion and Analysis” for a discussion of the role of management and compensation consultants in determining and/or recommending the amount or form of executive compensation.  The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement.  See “Compensation Committee Report.”

Executive Committee.  The Executive Committee discusses matters that require attention between regularly scheduled board meetings and exercises the authority and powers of the Board as permitted by law.

Nominating and Governance Committee.  The Company’s Nominating and Governance Committee assists the Board of Directors in (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (2) recommending to the Board the director nominees for the next annual meeting; (3) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (4) leading the Board in its annual review of the Board’s performance; and (5) recommending director nominees for each committee.  The procedures of the Nominating and Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement.  See “Nominating and Governance Committee Procedures.”

Risk Management Committee.  The Risk Management Committee reviews and manages the Company’s material business risks by establishing and monitoring policies and procedures designated to identify, control, monitor and measure its material business risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk.

Attendance at the Annual Meeting.  The Board of Directors encourages each director to attend annual meetings of stockholders.  Due to the timing of the Company’s minority stock offering on September 29, 2006, this will be the Company’s first annual meeting of stockholders.

Stock Ownership

The following table provides information as of April 2, 2007 with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

Fox Chase MHC 4390 Davisville Road Hatboro, Pennsylvania 19040	8,148,915	55.5%

The following table provides information about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors, nominees for director and executive officers of the Company as a group as of April 2, 2007.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Owned (1)(2)		Percent of Common Stock Outstanding (3)
Roger H. Ballou	20,771		*
Richard E. Bauer	2,350		*
Todd S. Benning	20,196	(4)	*
Richard M. Eisenstaedt	10,484		*
Jerry D. Holbrook	39,984	(5)	*
David C. Kowalek	6,155	(6)	*
Keiron G. Lynch	7,158		*
Laura M. Mercuri	1,500		*
Anthony A. Nichols, Sr.	1,640	(7)	*
Thomas M. Petro	47,606		*
James V. Schermerhorn	13,958		*
Peter A. Sears	5,011		*
All Executive Officers, Directors and Director Nominees as a Group (13 persons)	181,009		1.23%

*	Represents less than 1% of the Company’s outstanding shares.
(1)

Includes shares allocated under the Amended and Restated Fox Chase Bank Executive Long-Term Incentive Plan as to which each participant has voting but not investment power as follows: Mr. Holbrook—11,634 shares; Mr. Kowalek—3,899 shares; Mr. Lynch—5,811 shares; Mr. Petro—15,512 shares; and Mr. Schermerhorn—6,763 shares.

(2)

Includes shares allocated under the Fox Chase Bank Employee Stock Ownership Plan, with respect to which each individual has voting but not investment power as follows: Mr. Holbrook—1,394 shares; Mr. Kowalek—1,030 shares; Mr. Lynch—1,061 shares; Mr. Petro—1,394 shares; and Mr. Schermerhorn—1,251 shares.

(3)	Based on 14,679,750 shares of Company common stock outstanding and entitled to vote as of April 2, 2007.
(4)	Includes 16,000 shares held by Mr. Benning as the trustee for the Dunlap & Associates PC Retirement Plan.
(5)	Includes 6,724 shares owned by Mr. Holbrook’s spouse and 10,783 shares held in trust for Mr. Holbrook’s children.
(6)	Includes 39 shares allocated under the Fox Chase Bank 401(k) Profit Sharing Plan and Trust as to which Mr. Kowalek has voting but not investment power.
(7)	Includes 765 shares owned by Cymry Limited Partnership I.

Proposal 1 — Election of Directors

The Company’s Board of Directors currently consists of eight individuals.  Laura M. Mercuri will retire from the Board of Directors effective as of the annual meeting date.  The Board will then reduce the size of the Board to seven members.  The Board is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year.  The nominees for election this year are Richard M. Eisenstaedt and Anthony A. Nichols, Sr., both of whom are current directors of the Company and the Bank.

All of the directors are independent under the current listing standards of the Nasdaq Stock Market, LLC, except for Thomas M. Petro.  Mr. Petro is not independent because he is an employee of the Company and the Bank.  In determining the independence of its directors, the Board considered transaction, relationships or arrangements with the Company, Fox Chase Bancorp, MHC, the Bank and its directors that were not required to be disclosed in this proxy statement under the heading “Transactions with Management.”

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above.  If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors.  Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board.  At this time, the Board of Directors knows of no reason why either nominee might be unable to serve.

The Board of Directors recommends the stockholders vote “FOR” the election of both nominees.

Information regarding the nominees and the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his or her current occupation for the past five years.  The age indicated in each nominee’s biography is as of December 31, 2006.  There are no family relationships among the directors or executive officers.  The indicated period for service as a director includes service as a director of the Bank.

Nominees for Election as Directors

The nominees standing for election are:

Richard M. Eisenstaedt has served as the President of the Eastern University Foundation and General Counsel for Eastern University since July 2004. Before joining Eastern University, Mr. Eisenstaedt retired as Vice President, General Counsel and Corporate Secretary for Triumph Group, Inc. (NYSE: TGI).  Previously, he was General Counsel to Unisource Worldwide, Inc., a subsidiary of Alco Standard Corporation. Mr. Eisenstaedt graduated with a juris doctor degree from Albany Law School, Albany, New York and a B.S. Civil Engineering degree from Lehigh University in Bethlehem, Pennsylvania. Age 61. Director since 2005.

Anthony A. Nichols, Sr. is Chairman Emeritus and Trustee of Brandywine Realty Trust (NYSE: BDN).  Before working with Brandywine Realty Trust, Mr. Nichols founded The Nichols Company, a private real estate development company, through a corporate joint venture with Safeguard Scientifics, Inc. and was President and Chief Executive Officer. Previously, Mr. Nichols was Senior Vice President of Colonial Mortgage Service Company (now GMAC Mortgage Corporation) and President of Colonial Advisors.  Mr. Nichols is a graduate of and currently serves as Vice Chairman and Trustee of St. Joseph’s University. Age 67. Director since 2005.

Directors Continuing in Office

The following directors have terms ending in 2008:

Thomas M. Petro has been President and Chief Executive Officer of Fox Chase Bank since June 2005.  Before joining Fox Chase Bank, Mr. Petro led the turnaround, as President and Chief Executive Officer, of Northeast Pennsylvania Financial Corp. and its principal subsidiary, First Federal Bank in Hazelton, Pennsylvania. Before joining First Federal Bank, Mr. Petro was a principal with S.R. Snodgrass, LLC.  Mr. Petro also served as Executive Vice President of the Bryn Mawr Trust Company, President of the Bryn Mawr Brokerage Company and Chairman of Bryn Mawr Asset Management.  He began his banking career with Mellon Bank in Pittsburgh, Pennsylvania.  Mr. Petro is a Trustee of Eastern University, St. David’s, Pennsylvania, and serves as the Chairman of the Finance Committee of the Board of Trustees.  Mr. Petro is a graduate of Point Park College in Pittsburgh, Pennsylvania and holds both a B.S. Business Management and an A.S. Banking.  Age 48.  Director since 2005.

Todd S. Benning is a founding shareholder of Dunlap & Associates, PC, a full-service certified public accounting firm located in Chalfont, Pennsylvania.  He serves as the firm’s Director of Taxation and has over twenty years of experience in public accounting. Mr. Benning earned a Master of Taxation degree from Villanova University and is a graduate of Geneva College where he earned degrees in Accounting and Business Administration.  Age 46.  Director since 2005.

The following directors have terms ending in 2009:

Roger H. Ballou is President and Chief Executive Officer and a director of CDI Corporation (NYSE: CDI), a company that offers clients engineering, information technology and professional staffing solutions.  Before joining CDI, Mr. Ballou served as Chairman and Chief Executive Officer of Global Vacation Group and as a senior advisor to Thayer Capital Partners.  Previously, he was President and Chief Operating Officer of Alamo Rent-a-Car.  For more than 16 years before joining Alamo, he held several positions with American Express, culminating in his appointment as President of the Travel Services Group. Mr. Ballou is a director of Alliance Data Systems (NYSE: ADS).  Mr. Ballou received a B.S. in Economics from the University of Pennsylvania’s Wharton School and an M.B.A. from the Dartmouth College’s Amos Tuck School.  Age 55.  Director since 2005.

Richard E. Bauer is a Senior Vice President and Board Member of the Columbian Financial Group, a provider of life and health insurance, located in Plymouth Meeting, Pennsylvania.  Before joining Columbian and its predecessor the Philanthropic Companies in 1992, Mr. Bauer was an executive officer of several banking institutions, most notably Provident National Bank (now part of PNC Bank). Mr. Bauer is currently Chairman of Philanthropic Mutual Fire Insurance Company and a Director of LOMA, Mutual Management Company, LLC and the Pennsylvania Life & Health Insurance Guaranty Association.  Mr. Bauer graduated from Muhlenberg College with a Bachelor of Arts in Psychology.  He is a graduate of the Stonier Graduate School of Banking and the Harvard Graduate School of Business Advanced Management Program.  Age 63.  Director since 2005.

Peter A. Sears is a consultant for Quaker BioVentures, a $280 million venture capital group headquartered in Philadelphia.  Previously, Mr. Sears held various executive positions with SmithKline (NYSE: GSK) including Assistant General Counsel, Assistant Secretary of the Corporation, General Manager of Japan and Korea Operations, Vice President for the Asia Pacific Region and Vice President of Corporate Development.  He founded S.R. One Limited, SmithKline’s venture capital arm where he served as its President and the Corporation’s Vice President for Business Investments.  Mr. Sears is a director of AVANT Immunotherapeutics, Inc. (Nasdaq NMS: AVAN), Protez Pharmaceuticals, Immune Control Pharmaceuticals, Smart Biosciences and Vybion, Inc.  Mr. Sears is a graduate of Colgate

University, Hamilton, New York and Harvard Law School, Cambridge, Massachusetts.  Age 68.  Director since 2005.

Proposal 2 — Approval of the Fox Chase Bancorp, Inc. 2007
Equity Incentive Plan

The Company’s Board of Directors adopted, subject to stockholder approval at the annual meeting, the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan (the “2007 Plan”).  The 2007 Plan will become effective as of the date it is approved by the stockholders.

The Board of Directors has reserved a total of 1,007,030 shares of common stock for issuance upon the grant or exercise of awards pursuant to the 2007 Plan.  All of the Company’s employees, officers, and directors are eligible to participate in the 2007 Plan.  A summary of the 2007 Plan is set forth below.  This summary is qualified in its entirety by the full text of the 2007 Plan, which is attached to this proxy statement as Appendix A.

Summary of the 2007 Plan

Purpose.  The purpose of the 2007 Plan is to promote the Company’s success by linking the personal interests of its employees, officers and directors to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards.  The 2007 Plan authorizes the granting of:

•                  options to purchase shares of Company common stock, which may be non-statutory stock options or incentive stock options under the U.S. Internal Revenue Code (the “Code”); and

•                  restricted stock, which is subject to restrictions on transferability and subject to forfeiture.

Shares Available for Awards.  Subject to adjustment as provided in the 2007 Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2007 Plan is 1,007,030.  Except for shares retained or surrendered to satisfy tax withholding obligations, only shares actually issued under the 2007 Plan count against the total number of shares available under the 2007 Plan.  Of the total shares available under the 2007 Plan, 719,307 may be issued in connection with the exercise of stock options and 287,723 may be issued as restricted stock.

Limitations on Awards.  The maximum number of shares of Company common stock that may be covered by options granted under the 2007 Plan to any one person during any one calendar year is 179,827.

Administration.  The 2007 Plan will be administered by the Compensation Committee of the Board of Directors.  The Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions of awards; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2007 Plan; and make all other decisions and determinations that may be required under the 2007 Plan.

Limitations on Transfer; Beneficiaries.  Generally, participants may not assign or transfer awards other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order.  The Compensation Committee may permit other transfers, however, where it concludes that a transfer will not result in accelerated taxation, will not cause any option intended to be an incentive stock option to fail to qualify as such, and that a transfer is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards.  A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events.  Unless otherwise provided in an award agreement, if a participant’s service terminates by reason of death or disability, all of the participant’s outstanding options and restricted stock awards will become fully vested and exercisable and all time-based vesting restrictions on the outstanding awards will lapse.  The vesting of awards will also accelerate upon a change of control of the Company, as defined in the 2007 Plan.

Adjustments.  In the event of a stock split, a dividend payable in shares of Company common stock, or a combination or consolidation of the Company’s common stock into a lesser number of shares, the share authorization limits under the 2007 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately, without any change in the aggregate purchase price for each award.  If the Company is involved in another corporate transaction or event that affects its common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2007 Plan will be adjusted proportionately, and the Compensation Committee will adjust the 2007 Plan and outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

The Board of Directors may, at any time and from time to time, terminate or amend the 2007 Plan.  An amendment to the 2007 Plan will be subject to stockholder approval if the amendment would materially increase the number of shares of stock issuable under the 2007 Plan, expand the types of awards provided under the 2007 Plan, materially expand the class of participants eligible to participate in the 2007 Plan, materially extend the term of the 2007 Plan, or otherwise constitute a material amendment requiring stockholder approval under applicable stock market or stock exchange listing requirements, laws, policies or regulations.  In addition, the Board of Directors may condition any amendment on the approval of the stockholders for any other reason.  No termination or amendment of the 2007 Plan may adversely affect any award previously granted under the 2007 Plan without the written consent of the participant.

The Compensation Committee may amend or terminate outstanding awards; however, such actions may require the consent of the participant and, unless approved by the stockholders or otherwise permitted by the anti-dilution provisions of the 2007 Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

As discussed above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders.  The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.

Regulatory Restrictions

Under the 2007 Plan, the Compensation Committee may not grant options and restricted stock to any one individual for shares that would exceed 25% of the shares reserved for each type of award.  The Compensation Committee may not grant options and restricted stock to any non-employee individual director for shares that would exceed 5% of the shares received for each type of award.  The Compensation Committee may not grant, in the aggregate, to non-employee directors options and restricted stock that would exceed 30% of the shares reserved for each type of award.  All awards must vest over a period of time no more rapidly than 20% per year commencing on the first anniversary of the date of grant, however, awards may fully vest upon death or disability of an award recipient or upon a change in control.  These provisions comply with the rules and regulations issued by the Office of Thrift Supervision.

Certain Federal Income Tax Effects

Non-statutory Stock Options.  There will be no federal income tax consequences to the optionee or to the Company upon the grant of a non-statutory stock option under the 2007 Plan.  When the optionee exercises a non-statutory option, however, he or she will recognize ordinary income equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m).  Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.  There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option.  If the optionee holds the option shares for at least two years after the date the option was granted or for one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction.  If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount.  While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Restricted Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture.  When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).  If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).  Any future appreciation in the stock will be taxable to the participant at capital gains rates.  However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Benefits to Named Executive Officers and Others

Awards, if any, will be granted under the 2007 Plan only after the 2007 Plan is approved by stockholders.  All awards under the 2007 Plan will be made at the discretion of the Compensation Committee or under delegated authority.  Therefore, it is not possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the 2007 Plan in the future, or the benefits or amounts that would have been received by any individuals or groups for the last completed fiscal year if the 2007 Plan had been in effect.

Equity Compensation Plan Information as of December 31, 2006

The Company does not maintain any equity compensation plans under which its common stock may be issued upon exercise of options, warrants or rights as of December 31, 2006.

The Board of Directors recommends that stockholders vote “FOR” approval of the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan.

Proposal 3 — Ratification of Independent Registered Public
Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to be its independent registered public accounting firm for the 2007 fiscal year, subject to ratification by stockholders.  A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of KPMG LLP as independent registered public accounting firm.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2006 and 2005 by KPMG LLP:

	2006	2005
Audit Fees(1)	$894,483	$204,000
Audit Related Fees	—	—
Tax Fees(2)	15,580	15,000
All Other Fees(3)	—	83,867

(1)	For 2006, includes $539,650 related to the Company’s minority stock offering and related securities registration statement.
(2)	Represents services rendered for tax compliance, tax advice and tax planning, including the preparation of the annual tax returns and quarterly tax payments.
(3)	Represents forensic audit work and an engagement to improvement liquidity management.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting the compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent auditor.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor.  Requests for services by the independent auditor for compliance with the auditor services policy must be specific as to the particular services to be provided.  The request may be made with respect to either specific services or a type of service for predictable or recurring services.  During the year ended December 31, 2006, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management.  In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management,

which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.  The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Audit Committee of the Board of Directors of
Fox Chase Bancorp, Inc.

Todd S. Benning, Chair
Roger H. Ballou
Richard E. Bauer
Anthony A. Nichols, Sr.

Compensation Discussion and Analysis

Our Philosophy on Executive Compensation

Our goal is to drive sustainable increases in the value of the Company and Bank by profitably serving an expanding base of satisfied clients.  Our competitive advantage is the caliber of our people.  It is people who deliver exceptional care to our clients and dynamically align business processes to deliver what client’s care about most.  Our people-driven strategy demands that we field a highly competent team while aligning compensation with business results.

Within this context, the three major objectives for our executive compensation program are:

•                  Alignment:  Link executive compensation with increases in stockholder value and align stockholder and executive interests by requiring meaningful executive stock ownership levels.

•                  Motivation:  Motivate executives to be accountable for achievement of our strategic and financial objectives.

•                  Retention and Attraction:  Retain and attract senior executives, as well as other management.

To achieve these objectives, our executive compensation includes the following:

•                  Salary levels and salary increases reflect position responsibilities, competitive market rates, strategic importance of the position and individual performance and contributions.

•                  Annual cash incentive (i.e., bonus) payments are based on year-over-year increases in net income before taxes, annual financial performance as defined by the Compensation Committee and approved by the Board, and achievement of strategic non-financial performance.

•                  Long-term incentives reward for performance related to increasing stockholder value and are earned over time and result in executive stock ownership.

•                  Executives participate in health and retirement benefit programs provided to all employees that reflect competitive practice.  The retirement programs include both a 401(k) plan and employee stock ownership plan (ESOP).  The ESOP was established in 2006 and replaces the Bank’s pension plan which was frozen at the end of 2005 and expected to be terminated.  The Bank does not offer a supplemental executive retirement plan (SERP).

•                  Limited perquisites — we provide no special perquisites such as country club memberships and automobiles since the other elements of pay are sufficient when performance is acceptable to enable the executive to purchase such perquisites.  Other perquisites are limited as disclosed.

Our executive compensation philosophy is implemented through compensation programs based upon the following guiding principles:

•            Pay for Performance:  The following key elements are ways we link pay to performance:

•                  Emphasis on Motivation:  Pay is used to motivate management to focus on key financial and strategic goals by providing pay for outstanding annual and long-term performance.

•                  Performance Management:  Performance assessment criteria for each executive are clearly communicated each year and are consistent with areas of performance identified by the Board.

•                  Controllability:  Financial performance measures that management has the ability to impact and influence are used in the annual incentive plan and the long-term incentive program.

•                  Explicitness:  Compensation opportunities and the performance expectations are communicated to each executive.  Goals and payout schedules are established in advance for all incentive plans.

•                  Differentiation:  Pay is managed to ensure compensation reflects different levels of performance.

•            Performance Measures and Measurement:  Performance measurement is a critical component of our compensation philosophy.  For annual incentive payments, financial and non-financial performance measures are used to vary pay for individual executives:

•                  Financial Measure:  The Board establishes financial objectives through both longer-term strategic plans and annual profit plans.

•                  Individual Measures:  Assessment versus pre-established individual performance expectations for:

•                  Financial and strategic non-financial goals and objectives to drive earnings growth, value creation and execution

•                  Financial and operational controls that maintain prudent risk management practices

•                  People goals and objectives to promote the development of human capital, instill our core values and create a results oriented environment

•            Competitive Framework:  We compare our management compensation levels with industry specific compensation surveys and analyze the compensation paid to comparable executives for a selected peer group.

•            Pay Positioning:  The total compensation (salary, annual incentive, long-term incentives) and benefits package for executives is positioned around median competitive levels, taking into account the relative responsibilities of the executive officers involved.  Actual total compensation in any given year may be above or below the target level based on performance.

•            Stock Ownership Guidelines:  It is our policy that our executives should be stockholders of Fox Chase Bancorp.  While we do not have formal stock ownership requirements for our named executive officers or members of the Board of Directors, we intend to establish such guidelines after the equity incentive plan is approved.  As a practical matter, our named executive officers and directors hold meaningful interests in our stock, which they have accumulated through individual purchases.  See “Stock Ownership.”

•            Decision-Making Authority:  Decision-making for our compensation program is shared among the Board, the Compensation Committee, the Chief Executive Officer and the Human Resources Officer.  The Board approves all compensation for the Chief Executive Officer and the Compensation Committee approves all compensation for senior executive officers, after reviewing recommendations provided by the Chief Executive Officer and the Human Resources Officer.

•            Communication:  Full communication of our compensation philosophy, annual and long-term incentive program designs and the goal-setting process is necessary to achieve program objectives. Full communication before and during defined performance periods will:

•                  Allow executives to understand how their performance will be evaluated and how their compensation will be determined;

•                  Demonstrate the alignment between compensation and strategic business initiatives and creating stockholder value; and

•                  Ensure accountability of all executives for individual and business performance.

The Role of the Compensation Committee in Determining Executive Compensation

Compensation for the named executive officers is determined under programs reviewed by the Compensation Committee and approved by the Board of Directors.

The Compensation Committee reviews proposed executive compensation programs for Board approval.  It approves executive officer salary increases and annual and long-term incentive award levels, except for the Chief Executive Officer, which are approved by the Board.  It also oversees the Company’s employee benefit plans and assesses executive performance results in determining awards under the annual plan and long-term plan.  Additionally, the Compensation Committee approves executive employment or severance agreements, except for the Chief Executive Officer, which is approved by the Board.  Finally, it reviews compensation arrangements for the non-management Board Directors and makes recommendations to the full Board of Directors for approval regarding changes as appropriate.

The Outside Consultant

In developing and monitoring our compensation programs in 2006, the Compensation Committee employed Gough Management Company, a compensation consulting firm.  The consultant reported directly to the Committee and provided the Committee with advice on executive compensation matters.  The consultant prepared information for the Committee on competitive compensation levels and practices, peer bank selection criteria, incentive plan performance measures, formulas and payouts.

Company Policy on Executive Compensation

The Company’s executive compensation policy and practice is established by the Compensation Committee. Its basic components for executive officers are described below.

Overall compensation is designed to be competitive with that offered by similar organizations for similar positions.  Generally, this means that base salary, annual incentive targets, and stock plan grant values are established around the calculated median of the peer group. Individual opportunities may be above or below this general target level at times for a variety of reasons, including performance, recruiting or retention requirements.

For annual incentives, performance can result in payments from 0 to 200% of the target level.  For the long-term incentives, we intend to implement, if approved by shareholders, an equity incentive plan that permits the award of stock options and restricted stock.  Although specific grant levels have not been established, we expect grant levels that are approximately at the median of grant levels of similarly situated financial institutions.

Change in control protection is provided to senior executives in keeping with typical competitive practice and to assist in attracting and retaining executives in an industry that has been consolidating for the last few decades.

The Compensation Committee’s approach to the total pay package for executive officers is to approach the various elements of the package as a portfolio of rewards, designed to achieve different specific purposes, but to balance each other in motivating appropriate behavior, rewarding different aspects of performance or meeting corporate objectives for attracting and retaining the talent needed to successfully lead the Company and maximize stockholder value.

Our Banking Peer Group

We use a group of peer community banks primarily located in the Mid-Atlantic Region with assets primarily between $750 million and $1 billion and mutual holding companies primarily located in the Northeast Region with assets primarily between $350 million and $1 billion to compare the primary elements of our executive compensation and benefit programs.  In selecting a peer group, we choose both banks with a more commercial-like focus and financial institutions that are both similar in size and larger than us.  To attract and retain the type of executive we will need to transform the Company from its mutual thrift roots to a more commercial-like bank, we feel we must pay them at a level commensurate to bank peers.  In addition to the peer group comparisons, the Compensation Committee reviews broad data on US community banking pay practices and considers general corporate practices and trends where appropriate in making compensation decisions.

Policy Regarding Base Salaries

In general, the Company targets base salaries at the median competitive levels relative to comparable positions in our peer group, taking into account the comparative responsibilities and performance of the executive officers involved.  Where the responsibilities of executive positions at Fox Chase Bank are different from those typically found among other banks or where executives are new to their responsibilities or play a particularly critical role at the Company, base salaries may be targeted above or below median competitive levels.

Policy Regarding Annual Incentive Pay

In 2006, the Board approved an annual Profit Incentive Plan (“PIP”) for all employees, including executives.  Under the PIP, a target incentive pool is determined annually based on applying a defined percentage to each employee’s salary rate.  The defined percentages range between 2.5% for non-exempt employees to 50% for the Chief Executive Officer and two other officers approved by the Compensation Committee.  At the beginning of each year, the Board approves the Company’s business plan for the coming year that establishes a goal for corporate performance under PIP.  If the bank achieves goal, then the incentive pool for the year is fully funded at the target level.  If a minimally acceptable level of earnings is not achieved, then the pool is funded at the target level for only non-exempt employees and only non-exempt employees are eligible for annual incentive pay based on individual performance.  For earnings above the threshold but less than the goal, pool dollars are funded at the pro rata level of the target incentive pool.  Pool dollars are first applied to non-exempt employees at target funding and each employee group thereafter in order of priority (from lowest level to highest level) until the pool is exhausted.  For earnings above the goal the incentive pool is funded at the target pool level plus an additional pro rata amount.  Actual bonus awards to individuals are adjusted for corporate and individual performance.

For 2006, the Committee recognized:  (1) the termination of the Order to Cease and Desist which was issued by the Office of Thrift Supervision on June 9, 2005 and rescinded on June 28, 2006; (2) the development of a commercial lending and cash management platform; (3) recruiting of a seasoned team of commercial relationship officers, cash management professionals and commercial underwriters; (4) the conversion from a mutual thrift to a mutual holding company with a minority stock issuance; and (5) a significant reduction in the levels of non-performing assets.

Policy Regarding Long-Term Incentives

It is expected that Long-Term Incentives will be provided through a Fox Chase Bank Equity Incentive Plan if approved by stockholders.  The new plan would provide for the awarding of both restricted stock and stock options to executives and other employees, as determined by the Compensation Committee.  The Company has historically provided long-term compensation opportunities for senior executives in the form of a long-term incentive plan that is forfeited if the executive voluntarily terminates employment before a defined service period.  This program will be terminated upon approval of the new Equity Incentive Plan.

If the new plan is adopted, the stock option portion of the long term incentive award would link executives to the interests of the shareholders and provide performance incentives to the recipients since the value they will be able to recognize from this award is solely dependent on the increase in stock price over the term of the options.

Stock options would be typically granted to all executives on a pre-established common date each year after the Company’s annual earnings release.  Grants for new hires and promotions will be made on the date of hire or promotion.  All stock option awards would be approved in advance by the Compensation Committee and the Board and would be effective on a date pre-selected by the Board.  The Committee will delegate to management the right to make selected stock option grants to certain non-executive officers and employees.

If the new plan is adopted, the restricted stock portion of the long term incentive award would also link executives to the interests of the shareholders, contribute to achieving the executive stock ownership objective and provide performance incentive to the recipients to remain with us during the vesting period.

Compensation of Named Executive Officers

The base salary for our named executive officers is determined and approved by the Board after review and recommendation by the Compensation Committee.  The Committee develops their recommendation after a review of comparable institutions and compensation for individuals in similar positions.  For 2006, our named executive officers received an annual bonus based on the Compensation Committee’s assessment of their performance, their overall effectiveness and their commitment to the Bank and Company.  See “Executive Compensation—Summary Compensation Table” for bonuses paid in 2006.

Executive Compensation

Summary Compensation Table

The following information is furnished for the principal executive officer and principal financial officer of the Company and our three other most highly compensated executives.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)(1)	Total ($)

Thomas M. Petro President and Chief Executive Officer	2006	$265,000	$65,000	$24,067	$354,067
Jerry D. Holbrook Executive Vice President and Chief Financial Officer	2006	200,000	60,000	22,956	282,956
Keiron G. Lynch Executive Vice President and Chief Administration Officer	2006	160,000	33,000	47,851	240,851
James V. Schermerhorn Executive Vice President and Chief Lending Officer	2006	175,000	33,000	20,568	228,568
David C. Kowalek Executive Vice President and Chief Credit Officer	2006	150,000	33,000	39,478	222,478

(1)          Details of the amounts reported in the “All Other Compensation” column for 2006 are provided in the table below:

	Mr. Petro		Mr. Holbrook		Mr. Lynch		Mr. Schermerhorn		Mr. Kowalek
Employer contributions to 401(k) plan	$4,249		$4,138		$3,523		$3,674		$3,578
Market value of ESOP contributions	18,818		18,818		14,328		16,894		13,900
Perquisites	—	(a)	—	(a)	30,000	(b)	—	(a)	22,000	(b)

(a)   Perquisites did not exceed $10,000.

(b)         Represents relocation allowance.

Employment Agreements

The Company and the Bank each maintain three-year employment agreements with Thomas M. Petro and Jerry D. Holbrook.  In addition, the Bank maintains three-year employment agreements with Keiron G. Lynch, James V. Schermerhorn and David C. Kowalek.  The Company and the Bank have entered into the agreements to help ensure the maintenance of a stable and competent management base and the continued success of the Company and the Bank depends to a significant degree on the skills and competence of these individuals.

The term of each employment agreement may be renewed on an annual basis after review and extension by the respective Boards of Directors.  The employment agreements for Messrs. Petro, Holbrook, Lynch, Schermerhorn and Kowalek establish base salaries of $265,000, $200,000, $160,000, $175,000 and $150,000, respectively, subject to increase after the Boards of Directors review each executive’s base salary annually.  In addition to base salary, the employment agreements provide for, among other things, participation in stock-based benefit plans and fringe benefits applicable to each executive.  The agreements for Messrs. Petro, Holbrook, Lynch, Schermerhorn and Kowalek also provide the executives with a disability benefit equal to two-thirds of the executive’s monthly rate of base salary as of his termination date.  Disability payments are reduced by any disability benefits paid to an executive under any policy or program maintained by the Bank.  An executive will cease to receive disability payments upon the earlier of:  (1) the date an executive returns to full-time employment; (2) the death of the executive; or (3) executive’s attainment of age 65.  Had the named executive officers terminated employment with the Bank or Company as of December 31, 2006, due to disability (based on base salaries set forth in our Summary Compensation Table) Messrs. Petro, Holbrook, Schermerhorn, Lynch and Kowalek would have been entitled to receive monthly payments equal to $14,707 $11,099, $9,712, $8,880 and $8,325, respectively.

The employment agreements provide that the Bank and the Company may terminate an executive’s employment for cause, as described in the employment agreements, at any time.  If the Bank or the Company terminates an executive’s employment for reasons other than for cause or a change in control, or if an executive resigns from the Bank or the Company after specified circumstances set forth in the agreements that would constitute constructive termination, the executive or, if he dies, his beneficiary, would be entitled to receive his base salary and life, medical and dental insurance coverage for the remaining term of this agreement.  In addition, the executive would be entitled to receive, for the remaining term of the agreement, all benefits he would have received during the remaining term of the agreement under any retirement program (tax-qualified or non-qualified) in which the executive participated before his termination of employment.  If the executive’s employment had been terminated on December 31, 2006 for reasons other than for cause, the payments due under the employment agreements (based solely on the executive’s then-current base salary and incentive compensation without regard to future base salary adjustments or bonuses) would have been $1,021,188, $779,186, $588,460, $691,964 and $545,507 for Messrs. Petro, Holbrook, Lynch, Schermerhorn and Kowalek, respectively.  Upon termination of the executive’s employment for reasons other than cause or a change in control, the executive must adhere to a one year non-competition restriction.

Following a change in control of the Bank or the Company, under the terms of the employment agreements, if an executive voluntarily terminates (upon circumstances discussed in the agreement) or involuntarily terminates employment, the executive or, if the executive dies, the executive’s beneficiary, would be entitled to receive a severance payment equal to the greater of: (1) the payments and benefits due for the remaining term of the agreement or (2) three times the executive’s average base salary and incentive compensation for the three preceding taxable years or (3) three times the executive’s base salary plus incentive compensation for the most recent taxable year (or portion of the taxable year).  The Bank would also continue to pay or provide for life, medical and dental coverage for executive and his dependents for 36 months following his termination of employment.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control (“Section 280G Limitation”).  An individual’s base amount is equal to an average of the individual’s Form W-2 compensation for the five years preceding the year a change in control occurs (or such lesser number of years if the individual has not been employed for five years).  Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes.  The employments agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the limits imposed by Section 280G.  If a change in control of the Bank or the Company had occurred at December 31, 2006, the payment due under the employment agreements (based solely on the executive’s then-current base salary and cash incentive compensation without regard to future base salary adjustments or bonuses and taking into account each executive’s Section 280G Limitation) would have been $795,000, $600,000, $480,000, $525,000 and $450,000 for Messrs. Petro, Holbrook, Lynch, Schermerhorn and Kowalek, respectively.

The Bank or the Company will pay or reimburse the executives for all reasonable costs and legal fees paid or incurred by the executives in any dispute or question of interpretation relating to the employment agreements if an executive is successful on the merits in a legal judgment, arbitration or settlement.  The employment agreements also provide that the Bank and the Company will indemnify the executives to the fullest extent legally allowable.

Employee Stock Ownership Plan

The Bank maintains the Fox Chase Bank Employee Stock Ownership Plan (the “ESOP”) to provide eligible employees with retirement benefit in the form of Fox Chase Bancorp, Inc. common stock.  Under the terms of the ESOP, upon a change in control (as defined in the plan), the ESOP will terminate and the ESOP trustee will repay in full any outstanding acquisition loan.  After repayment of the acquisition loan, all remaining shares of Company common stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of Company common stock held in the loan suspense account will be allocated among the accounts of all participants in the ESOP who were employed on the date immediately preceding the effective date of the change in control.  The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred.  As of December 31, 2006, the ESOP had an outstanding acquisition loan of $5.2 million.  As of that date, 38,363 shares of Company common stock had been allocated and committed to plan participants and 537,083 shares remained unallocated.  Had a change in control occurred on December 31, 2006 and using a stock price of $13.50 (the year end closing price of the stock as reported on Nasdaq Stock Market), the ESOP trustee would have sold approximately 387,556 of the unallocated shares held in the loan suspense account to generate the funds needed to repay the acquisition loan in full.  Following the repayment of the acquisition loan, the plan would have had 149,527 shares remaining in the plan trust.  Based on the terms of the plan and assuming Messrs. Petro, Holbrook, Lynch, Schermerhorn and Kowalek had account balances as of December 31, 2006 that represented 3.6%, 3.6%, 2.8%, 3.3% and 2.7%, respectively, of the total allocated plan assets, Messrs. Petro, Holbrook, Lynch, Schermerhorn and Kowalek would have been entitled to receive a change in control allocation under the ESOP valued at approximately $72,670, $72,670, $56,521, $66,614 and $54,503, respectively.  Payments under the employee stock ownership plan are not categorized as parachute payments and therefore not subject to each executive’s 280G Limitation.

Nonqualified Deferred Compensation

The following table provides information with respect to each deferred compensation plan in which the named executive officers participated in 2006.

Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year End ($)
Thomas M. Petro	$200,000	$200,000
Jerry D. Holbrook	150,000	150,000
Keiron G. Lynch	70,000	70,000
James V. Schermerhorn	70,000	70,000
David C. Kowalek	50,000	50,000

(1)          Includes amounts paid in 2006 under the Amended and Restated Fox Chase Bank Executive Long-Term Incentive Plan, which vest as described below, except for the payment to Mr. Schermerhorn, which vests in full on the second anniversary of the plan year.

The Bank maintains the Fox Chase Bank Amended and Restated Executive Long-Term Incentive Plan to retain and attract key officers who contribute to the financial and business success of the Bank.  On an annual basis, our Board of Directors considers granting a long term incentive award to our chief executive officer and our chief executive officer determines the awards for all other plan participants. Currently, all the named executive officers participate in the plan, along with three other officers.  Substantially all of the awards vest over a five year period with 60% of the award vesting on the third anniversary of the plan year to which the award was granted, 80% on the fourth anniversary and 100% on the fifth anniversary.  Vesting accelerates if a participant dies or becomes disabled, upon a change in control or if the Board of Directors, in its sole discretion, determines the vesting should be accelerated.  All plan assets are invested in Company common stock and held in trust.  If, as of December 31, 2006, any of the named executive officers had died or become disabled, or had there been a change in control as of that date, the named executive officers would have been entitled to 100% of their account balances as noted in the table above.

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2006 fiscal year.  The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Roger H. Ballou	$40,000	$40,000
Richard E. Bauer	50,000	50,000
Todd S. Benning	56,000	56,000
Richard M. Eisenstaedt	59,000	59,000
Laura M. Mercuri	50,000	50,000
Anthony A. Nichols, Sr.	44,500	44,500
Peter A. Sears	42,500	42,500

Cash Retainer and Meeting Fees for Non-Employee Directors.  The following table sets forth the applicable retainers and fees that were paid in 2006 and will continue to be paid to our non-employee directors for their service on our Board of Directors during 2007.

Annual Retainer	$20,000
Annual Retainer for Chairman of Board	10,000
Fee per Board Meeting Attended	1,500
Fee per Committee Meeting Attended	1,000
Retainer for Committee Chair, except Audit Committee	4,000
Retainer for Audit Committee Chair	10,000

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission.  Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.  See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of

Fox Chase Bancorp, Inc.

Richard E. Bauer (Chair)

Roger H. Ballou

Todd S. Benning

Anthony A. Nichols, Sr.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2006.

Transactions with Management

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors.  However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.  The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.  Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although the Bank does not currently have such a program in place.

The Company maintains a comprehensive written policy for the review, approval or ratification of certain transactions with related persons.  In accordance with banking regulations and its policy, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of the Company.  Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

Nominating and Governance Committee Procedures

General

It is the policy of the Nominating and Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating and Governance Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nominating and Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating and Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.                                       The name of the person recommended as a director candidate;

2.                                       All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.                                       The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.                                       As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.                                       A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Nominating and Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Nominating and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by the Bank.  The Nominating and Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above.  The Nominating and Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation.  In evaluating potential nominees, the Nominating and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below.  If such individual fulfills these criteria, the Nominating and Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Qualifications

The Nominating and Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a requirement that the candidate not have been subject to certain criminal or regulatory actions.  A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Nominating and Governance Committee will then evaluate the following criteria in selecting nominees:

•                  contributions to the range of talent, skill and expertise for the board;

•                  financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

•                  familiarity with the Company’s market area and participation in and ties to local business and local civic, charitable and religious organizations;

•                  personal and professional integrity, honesty and reputation;

•                  the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

•                  the ability to devote sufficient time and energy to the performance of his or her duties;

•                  independence under applicable Securities and Exchange Commission and listing definitions; and

•                  current equity holdings in the Company.

The Committee will also consider any other factors the Nominating and Governance Committee deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 14, 2007.  If next year’s annual meeting is held on a date more than 30 calendar days from May 22, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 days before the date of the annual meeting.  However, if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made.  A copy of the bylaws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors.  All communications from stockholders should be addressed to Fox Chase Bancorp, Inc., 4390 Davisville Road, Hatboro, Pennsylvania 19040.  Communications to the Board of Directors should be in the care of Jerry D. Holbrook, Corporate Secretary.  Communications to individual directors should be sent to such director at the Company’s address.  Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Richard M. Eisenstaedt, the Chair of the Nominating and Governance Committee.  It is in the discretion of the Nominating and Governance Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will pay the cost of this proxy solicitation.  In addition to the solicitation of proxies by mail, Regan & Associates, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the annual meeting.  The Company will pay a fee of $11,000 for these services.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone.  None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been included with this proxy statement.  Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jerry D. Holbrook

Jerry D. Holbrook
Corporate Secretary

Hatboro, Pennsylvania
April 12, 2007

Appendix A

FOX CHASE BANCORP, INC.

2007 Equity Incentive Plan

ARTICLE 1

PURPOSE

The purpose of the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Fox Chase Bancorp, Inc. (the “Company”), by linking the personal financial and economic interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of equity incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Article 2 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

“Affiliate” means an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

“Award” means any Option or Restricted Stock Award granted to a Participant under the Plan.

“Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one of the following events:

(1)                                  Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.

(2)                                  Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities;

(3)                                  Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Company’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that for purposes of this clause (3), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (⅔) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(4)           Sale of Assets:  The Company sells to a third party all or substantially all of its assets.

Notwithstanding anything in this Plan to the contrary, in no event shall the reorganization of the Company from the mutual holding company form of organization to the full stock holding company form of organization (including elimination of the mutual holding company) constitute a “Change in Control”.

“Change in Control Price” means the highest price per share of Shares offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board of Directors, the highest Fair Market Value of the Shares on any of the thirty (30) trading days immediately preceding the date on which a Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee of the Board of Directors described in Article 4 of the Plan.

“Company” means Fox Chase Bancorp, Inc., or any successor corporation.

“Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer or director of the Company or any Affiliate, as applicable.  Continuous service shall not be considered interrupted in the case of sick leave, military leave or any other absence approved by the Company or an Affiliate, in the case of transfers between payroll locations or between the Company, an Affiliate or a successor or performance of services in an emeritus advisory or consulting capacity, provided, however, that for purposes of an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable.

“Covered Employee” means a covered employee as defined in Section 162(m)(3) of the Code.

“Disability” means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

“Effective Date” has the meaning assigned such term in Section 3.1 of the Plan.

“Eligible Participant” means an employee, officer or director (including emeritus or advisory director) of the Company or any Affiliate.

“Exchange” means any national securities exchange or automated quotation system on which the Stock may from time to time be listed or traded.

“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on an Exchange, Fair Market Value shall mean a price determined by the Committee in good faith on the basis of objective criteria.

“Grant Date” means the date an Award is made by the Committee.

“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” means a director of the Company or an Affiliate who is not a common law employee of the Company or an Affiliate.

“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

“Parent or Subsidiary” means a “parent” or “subsidiary” as such terms are defined in Sections 424(e) and (f) of the Code.

“Participant” means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Article 9.4 of the Plan or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

“Plan” means the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means Stock granted to a Participant under Article 8 of the Plan that is subject to certain restrictions and to risk of forfeiture.

“Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 10 of the Plan, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 10 of the Plan.

“Stock” means the common stock of the Company, par value $0.01, and such other securities of the Company as may be substituted for Stock pursuant to Article 11 of the Plan.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1          EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”).

3.2          TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4

ADMINISTRATION

4.1          COMMITTEE. The Plan shall be administered by a Committee appointed by the Board of Directors (which Committee shall consist of at least two disinterested directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board of Directors. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board of Directors. The Board of Directors may reserve for itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board of Directors has reserved any authority and responsibility or during any time that the Board of Directors is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board of Directors. To the extent any action of the Board of Directors under the Plan conflicts with actions taken by the Committee, the actions of the Board of Directors shall control.

4.2          ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3          AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)           Grant Awards;

(b)           Designate Participants;

(c)           Determine the type or types of Awards to be granted to each Participant;

(d)                                 Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(e)                                  Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)                                    Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award in accordance with Articles 9 and 10 of the Plan, based in each case on such considerations as the Committee in its sole discretion determines;

(g)                                 Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)           Decide all other matters that must be determined in connection with an Award;

(i)                                     Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)                                     Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)           Amend the Plan or any Award Agreement as provided herein.

Notwithstanding the above, the Board of Directors or the Committee may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, the Committee’s authority under subsections (a) through (h) above, pursuant to a resolution that specifies the total number of Options or Restricted Stock Awards that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such Awards; and provided further that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4          AWARD AGREEMENTS.  Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1          NUMBER OF SHARES. Subject to adjustment as provided in Article 10 of the Plan, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 1,007,030.

5.2          SHARE COUNTING.

(a)                                  To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)                                 If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c)                                  To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason (other than Shares used to satisfy an applicable tax withholding obligation), only the number of Shares issued and delivered upon exercise of the Option shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

5.3          STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4          LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 10.1), the maximum number of Shares that may be delivered pursuant to Options under the Plan is 719,307 and the maximum number of Shares that may be delivered pursuant to Awards of Restricted Stock under the Plan is 287,723.  The maximum number of Shares with respect to which Options may be granted during any one calendar year under the Plan to any one Participant shall be 179,827.

ARTICLE 6

ELIGIBILITY

Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary of the Company.

ARTICLE 7

STOCK OPTIONS

7.1          GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)                                  Exercise Price. The exercise price of an Option shall not be less than the Fair Market Value as of the Grant Date.

(b)                                 Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d) of the Plan. The Committee shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

(c)                                  Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d)                                 Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.

7.2          INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)                                  Lapse of Option. Subject to any earlier termination provision contained in the Award Agreement, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1)           The expiration date set forth in the Award Agreement.

(2)           The tenth anniversary of the Grant Date.

(3)                                  Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)                                  One year after the termination of the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)                                  One year after the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.  Unless the exercisability of the Incentive Stock Option is accelerated as provided in Articles 9 or 10 of the Plan, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 9.4 of the Plan.

(b)                                 Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 (or any higher value as may be permitted under Section 422 of the Code).

(c)                                  Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(d)                                 Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was approved by stockholders, or the termination of the Plan, if earlier.

(e)                                  Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f)                                    Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or of an Affiliate.

ARTICLE 8

RESTRICTED STOCK

8.1          GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock shall be evidenced by an Award Agreement setting forth the terms, conditions, and restrictions applicable to the Award.

8.2          ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Agreement, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock.

8.3          FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from death or disability or in connection with a Change in Control, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

8.4          DELIVERY OF RESTRICTED STOCK. Unless otherwise held in a trust and registered in the name of the trustee, after the Grant Date with respect to shares of Restricted Stock, the Company shall promptly cause to be issued a stock certificate, registered in the name of the Participant to whom the Restricted Stock was granted, evidencing such shares.  Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan and Award Agreement entered into between the registered owner of such shares and Fox Chase Bancorp, Inc. or its Affiliates.  A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Fox Chase Bancorp, Inc.”

Such legend shall not be removed until the Participant vests in such shares pursuant to the terms of the Plan and Award Agreement.  Each certificate issued pursuant to this Section 8.4, in connection with a Restricted Stock Award, shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

8.5          VOTING RIGHTS. Unless otherwise determined by the Committee at the time of grant, a Participant holding Restricted Stock shall be entitled to exercise full voting rights with respect to those Shares during the restriction period.

8.6          DIVIDENDS AND OTHER DISTRIBUTIONS. During the restriction period, a Participant holding Restricted Stock may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares. Such dividends shall be paid to the Participant at times determined by the Committee in its sole discretion.  The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

ARTICLE 9

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1          STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or, in tandem with, any other Award granted under the Plan.

9.2          TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

9.3          LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if that Code Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

9.4          BENEFICIARIES. Notwithstanding Section 9.3 of the Plan, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.5          STOCK CERTIFICATES.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded.  The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

9.6          ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Agreement, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, all of such Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement.  To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b) of the Plan, the excess Options shall be deemed to be Nonstatutory Stock Options.

9.7          TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate.  To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

ARTICLE 10

CHANGE IN CAPITAL STRUCTURE; CHANGE IN CONTROL

10.1        CHANGES IN CAPITAL STRUCTURE.  In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Article 5 shall be adjusted proportionately, and the Committee will adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards.  Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable.  Without limiting the foregoing, in the event of a subdivision of the outstanding stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding stock unto a lesser number of Shares, the authorization limits under Article 5 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

10.2        ACCELERATED VESTING. Subject to the provisions of Section 10.3 of the Plan or as otherwise provided in the Award Agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of an Exchange:

(a)                                  Any and all Options granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or service is involuntarily terminated or constructively terminated for any reason except cause within twelve (12) months of such Change in Control, the Participant shall have until the expiration of the term of the Option to exercise such Options;

(b)                                 Any time-based and other restrictions imposed on Restricted Stock shall lapse.

10.3        ALTERNATIVE AWARDS.  Notwithstanding anything in the Plan to the contrary, the Committee may reasonably determine in good faith prior to the occurrence of a Change in Control that an Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Section 12.16 of the Plan; provided that any such Alternative Award must:

(a)                                  Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control;

(b)                                 Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award;

(c)                                  Have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(d)                                 Have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

ARTICLE 11

AMENDMENT, MODIFICATION AND TERMINATION

11.1        AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board of Directors or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board of Directors or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

11.2        AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)                                  Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise price of such Award);

(b)                                 The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c)                                  Except as otherwise provided in Article 10 of the Plan, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)                                 No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 12

GENERAL PROVISIONS

12.1        NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

12.2        NO STOCKHOLDER RIGHTS. Except as otherwise provided in this Plan or an Award Agreement, no Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

12.3        WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Option. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

12.4        NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Agreement or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

12.5        UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).

12.6        RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

12.7        EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

12.8        TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.9        GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.10      FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

12.11      GOVERNMENT AND OTHER REGULATIONS.

(a)                                  Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)                                 Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

(c)                                  Notwithstanding any other provision contained in the Plan, this Plan will comply with the requirements of 12 C.F.R. Section 575.8 and 12 C.R.R. Section 563b.500, including:

(i)                                     No Options or Restricted Stock Awards granted to any Eligible Participant who is a common law employee may exceed 25% of the total amount of Options or Restricted Stock Awards, as applicable, available under the Plan;

(ii)                                  No Options or Restricted Stock Awards granted to any individual Non-Employee Director may exceed 5% of the total amount of Options or Restricted Stock Awards, as applicable, available under the Plan;

(iii)                               The aggregate amount of Options or Restricted Stock Awards granted to all Non-Employee Directors may not exceed 30% of the total amount of Options or Restricted Stock Awards, as applicable, under the Plan; and

(iv)                              No single grant of Options or Restricted Stock Awards under the Plan may become exercisable or vest at a rate more quickly than 20% per year commencing one year from the Grant Date.

12.12      GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

12.13      ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

12.14      INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Charter or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.15      NO LIMITATIONS ON RIGHTS OF COMPANY. Subject to Section 12.16 of the Plan, the grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

12.16      SUCCESSORS.  Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

REVOCABLE PROXY

FOX CHASE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 22, 2007

9:00 a.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Fox Chase Bancorp, Inc. (the “Company”), consisting of Todd S. Benning and Roger H. Ballou or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 22, 2007 at 9:00 a.m., local time at The Buck Hotel, 1200 Buck Road, Feasterville, Pennsylvania and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.                                       The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Richard M. Eisenstaedt and Anthony A. Nichols, Sr.

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.                                       The approval of the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.                                       The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Fox Chase Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed.  If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.  This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Dear 401(k) Plan Participant:

On behalf of the Board of Directors of Fox Chase Bancorp, Inc. (the “Company”), I am forwarding you the attached GREEN vote authorization form to convey your voting instructions to RSGroup Trust Company (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Fox Chase Bancorp, Inc. to be held on May 22, 2007.  Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of Fox Chase Bancorp, Inc. and a copy of the Company’s Annual Report to Stockholders.

As a holder of Fox Chase Bancorp, Inc. common stock through the Fox Chase Bancorp, Inc. Stock Fund in the Fox Chase Bank 401(k) Profit Sharing and Plan and Trust, you are entitled to direct the Trustee how to vote the shares of common stock credited to your account as of April 2, 2007, the record date for the Annual Meeting.  If the Trustee does not receive your instructions by May 14, 2007, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other 401(k) Plan participants.

Please complete, sign and return the enclosed GREEN vote authorization form in the postage paid envelope provided by RSGroup Trust Company. Your vote will not be revealed, directly or indirectly, to any employee or director of Fox Chase Bancorp, Inc. or Fox Chase Bank.

Sincerely,

/s/ Thomas M. Petro

Thomas M. Petro
President and Chief Executive Officer

401(k) PLAN VOTING INSTRUCTION CARD

FOX CHASE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 22, 2007

9:00 a.m., Local Time

The undersigned hereby directs the 401(k) Plan Trustee to vote all shares of common stock of Fox Chase Bancorp, Inc. (the “Company”) credited to the undersigned’s account, for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 22, 2007 at 9:00 a.m., local time at The Buck Hotel, 1200 Buck Road, Feasterville, Pennsylvania and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.                                       The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Richard M. Eisenstaedt and Anthony A. Nichols, Sr.

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.                                       The approval of the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.                                       The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Fox Chase Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY MAY 14, 2007.

Dear ESOP Participant:

On behalf of the Board of Directors of Fox Chase Bancorp, Inc. (the “Company”), I am forwarding you the attached BLUE vote authorization form to convey your voting instructions to RSGroup Trust Company (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Fox Chase Bancorp, Inc. to be held on May 22, 2007.  Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders of Fox Chase Bancorp, Inc. and a copy of the Company’s Annual Report to Stockholders.

As a participant in the Fox Chase Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of April 2, 2007, the record date for the Annual Meeting.   All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee on or before May 14, 2007.  If you do not direct the Trustee as to how to vote the shares of Company common stock allocated to your ESOP account, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions it receives from other participants, subject to its fiduciary duties.

Please complete, sign and return the enclosed BLUE vote authorization form in the postage paid envelope provided by RSGroup Trust Company.  Your vote will not be revealed, directly or indirectly, to any employee or director of Fox Chase Bancorp, Inc. or Fox Chase Bank.

Sincerely,

/s/ Thomas M. Petro

Thomas M. Petro
President and Chief Executive Officer

ESOP VOTING INSTRUCTION CARD

FOX CHASE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 22, 2007

9:00 a.m., Local Time

The undersigned hereby directs the ESOP Trustee to vote all shares of common stock of Fox Chase Bancorp, Inc. (the “Company”) allocated to the undersigned’s account, for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 22, 2007 at 9:00 a.m., local time at The Buck Hotel, 1200 Buck Road, Feasterville, Pennsylvania and at any adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.                                       The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Richard M. Eisenstaedt and Anthony A. Nichols, Sr.

FOR	WITHHOLD	FOR ALL EXCEPT

☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

3.                                       The approval of the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.                                       The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of Fox Chase Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE BY MAY 14, 2007.